                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              VSI ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1. Title of each class of securities to which transaction applies: ___________________
2.       Aggregate number of securities to which transaction applies:  _________
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) ________________________________
4.       Proposed maximum aggregate value of transaction: ______________________
5.       Total fee paid: _______________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid: _______________________________________________
2.       Form, Schedule or Registration Statement No.: _________________________
3.       Filing Party: _________________________________________________________
4.       Date Filed: ___________________________________________________________



---------------
         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                ___________, 2001


Dear Shareholders:

         It is my pleasure to invite you to VSI's 2001 annual meeting of shareholders. We will hold the annual meeting on Wednesday, June 13, 2001, at 9:00 a.m. at the Treasure Island at the Mirage Hotel located at 3300 Las Vegas Boulevard, Las Vegas, Nevada. In addition to formal items of business, we will review major developments during 2000 and continuing into 2001, and answer any questions that you may have. We are holding the annual meeting at this time in order to coincide with the annual Infocomm International trade show as part of our efforts to showcase our new "Ongoer" product line.

         We are sending you the official notice of the 2001 annual meeting, our Proxy Statement, proxy card and 2000 Annual Report. Please carefully read the entire Proxy Statement and accompanying Annual Report, and vote your shares either on the enclosed proxy card or by telephone, as detailed in the instructions on the card.





                                            Very Truly Yours,


                                            Larry M. Carr
                                            Chairman of the Board
                                            VSI Enterprises, Inc.

                              VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               Date: June 13, 2001

                               Time: 9:00 a. m.

                               Location: Treasure Island at the Mirage Hotel Las Vegas, Nevada 89109

To the Shareholders of
VSI Enterprises, Inc.

         At our annual meeting, we will ask you to:

         (1)      Elect five (5) directors to constitute the Board of Directors;

         (2) To consider and vote upon a proposal to amend our Certificate of Incorporation to change our name to Simtrol, Inc. effective September 30, 2001;

         (3) To consider and vote upon a proposal to amend our 1991 Stock Option Plan to increase the number of shares subject to grant to our non-employee directors;

         (4) To ratify the selection of Grant Thornton LLP as independent auditors for 2001; and

         (5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         If you where a shareholder of record at the close of business on April 23, 2001, you may vote at the annual meeting.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. You may also vote by telephone according to the directions on the proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                            By Order of the Board of Directors,



                                            Larry M. Carr, Chairman of the Board


Norcross, Georgia
_________, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 13, 2001
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of VSI Enterprises, Inc. (the "Company" or "VSI") for the Annual Meeting of Shareholders to be held on June 13, 2001, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about __________, 2001. Our principal executive offices are located at 5801 Goshen Springs Road, Norcross, Georgia 30071.

VOTING PROCEDURES

Who can vote?

         Shareholders as of the close of business on April 23, 2001, are entitled to vote.

How do I vote?

         You may vote by mail by using the proxy card or by attending the meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope which has been provided. You may also vote by telephone by following the instructions on the proxy card. All properly executed proxies in the form enclosed received in time for the meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors, FOR the proposal to change our corporate name to Simtrol, Inc., FOR the proposal to amend our 1991 Stock Option Plan and FOR the ratification of the selection of Grant Thornton, LLP as our independent auditors for 2001.

How can I change my vote?

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with our Secretary, at our address stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the meeting in accordance with the instructions specified therein.

CONTACT INFORMATION

         If you have any questions regarding any matters discussed in this proxy statement, please contact:

         VSI Enterprises, Inc.
         5801 Goshen Springs Road
         Norcross, Georgia  30071
         Phone: (770) 242-7566
         Attn: Robert W. Morris
               Chief Financial Officer

SOLICITATION OF PROXIES

         Who pays for this proxy solicitation?

         We do. We are responsible for the expense of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to sending you these materials, some of our directors, officers and regular employees may contact you by telephone, facsimile transmission, mail or in person, at no additional compensation. We will also use the services of Corporate Investors Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although we do not know the exact cost of these services at this time, we anticipate that the cost will not exceed $7,500.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Our common stock, par value $0.001 per share, is our only class of securities with general voting rights. Each share of issued and outstanding common stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the meeting, and cumulation of votes is not permitted. As of the Record Date, April 23, 2001, we had a total of 15,225,338 shares of common stock issued and outstanding, with each share of common stock entitled to one vote. Our common stock is listed for trading on the OTC Bulletin Board.

         All share and per share amounts included in this Proxy Statement have been adjusted to reflect the effects of a 1-for-4 reverse split of our common stock, effected on January 15, 1999.

What are the requirements for a quorum?

         Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business.

What are "broker non-votes"?

         Nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions are entitled to vote on the election of directors. However, Brokers may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

What vote is required to elect directors?

         The five directors to be elected at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and casting votes for the position on the board which that nominee represents. With regard to the election of directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors.

What vote is required for the name change?


         The affirmative vote of a majority of all shares entitled to vote is required to approve the name change proposal. Under applicable Delaware law, abstentions and "broker non-votes" will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for approving the name change proposal. Therefore, abstentions and "broker non-votes" will have the same effect as votes against the name change proposal.

What vote is required to pass the other matters?

         In all other matters other than the election of directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of voting on the proposal to amend our 1991 Stock Option Plan, ratifying the selection of Grant Thornton LLP as independent auditors or any other matter properly brought for vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 28, 2001 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock; (ii) each of our directors; (iii) the Named Executive Officers (as defined herein); and (iv) all of our directors and executive officers as a group.

                                           Shares Beneficially
Name of Beneficial Owner                        Owned(1)           Percent of Class
------------------------------------       -------------------     ----------------
Larry M. Carr                                 1,677,389(2)              10.41%
Julia B. North                                   57,246(3)                  *
Richard E. Harrison                             965,766(4)               6.04%
Edward S. Redstone                            1,518,004(5)               9.58%
Richard W. Egan                                  93,829(6)                  *
Kenneth A. Oberkofler                            16,933(7)                  *
Richard C. Mays                                 566,186(8)               3.70%
Dallas S. Clement                                 5,000(9)                  *

All directors and executive officers
as a group (9 persons)                        4,057,376(10)             23.50%

-------------------------------

*Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within 60 days of March 28, 2001. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 15,225,338 shares outstanding, except for certain parties who hold options to purchase shares which are exercisable within 60 days of March 28, 2001. The percentages for those parties who hold presently exercisable options are based upon the sum of shares beneficially owned by them plus the number of options held by them which are exercisable within 60 days of March 28, 2001, as indicated in the following notes.

 (2) Includes 118,750 shares of common stock subject to stock options that are exercisable within 60 days of March 28, 2001 and 262,573 shares of common stock subject to presently exercisable common stock Purchase Warrants. Also includes 166,667 shares and 500,000 shares subject to warrants held in the name of OHA Financial, on which Mr. Carr serves as Chairman of the Board; Mr. Carr disclaims beneficial ownership of these shares. Mr. Carr's address is 2619 Hemingway Drive, Arlington, Texas 76006-3201.

(3) Includes 45,000 shares of common stock subject to stock options that are exercisable within 60 days of March 28, 2001 and 5,001 shares of common stock issuable upon the exercise of warrants.

(4) Includes 255,000 shares of common stock subject to presently exercisable common stock purchase warrants. Also includes 166,667 shares and 500,000 shares subject to warrants held in the name of OHA Financial, for which Mr. Harrison serves as a director; Mr. Harrison disclaims beneficial ownership of these shares. Mr. Harrison served as our Interim Chief Executive Officer from June 1999 to May 2000. Mr. Harrison's address is 6515 Brookshire Drive, Dallas, Texas 75230.

(5) Includes 20,000 shares of common stock subject to stock options that are exercisable within 60 days of March 28, 2001, 600,019 shares of common stock issuable upon the exercise of warrants and 625 shares owned by Mr. Redstone's spouse. Mr. Redstone's mailing address is 222 Merrimack Street, Suite 210, Lowell, Massachusetts 01852.

(6) Includes 77,083 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 28, 2001 and 3,751 shares subject to warrants.

(7) Includes 5,561 shares of common stock issuable upon the exercise of warrants and options that are exercisable within 60 days of March 28, 2001.

(8) Includes 65,186 shares of common stock subject to stock options that are exercisable within 60 days of March 28, 2001, and 500,000 held of record by ACIS, Inc., of which Mr. Mays is the majority stockholder.

(9) Represents 5,000 shares of common stock subject to stock options that are exercisable within 60 days of March 28, 2001.

(10) Includes shares held by executive officers who are not Named Executive Officers; shares beneficially owned by more than one officer or director are not counted twice. Includes shares of common stock subject to options and warrants that are exercisable within 60 days of March 28, 2001.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Our Board of Directors consists of five directors. Our By-laws provide that the Board of Directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by our Board of Directors. The Board has set the number of directors at five. The Board of Directors recommends the election of the five nominees listed below.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as one of our directors if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the five nominees standing for election. Our management has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         Larry M. Carr. Mr. Carr, age 57, has served as a director for us since June 1994 and our Chairman of the Board since January 1998. Mr. Carr founded Nursefinders, Inc., a temporary services company in the healthcare industry, in 1974. Although Mr. Carr's interest in this company was acquired by Adia Services, Inc., Mr. Carr still owns and operates numerous Nursefinders franchises and assists in the administration and management of several other franchises through an entity known as Management Services, Inc. Mr. Carr is Chairman of the Board of Northwest National Bank, located in Arlington, Texas, a director of Mobility Electronics, Inc., of

Scottsdale, Arizona, which designs, develops and markets connectivity and remote peripheral interface technology and products and is a director of several privately held companies, including OHA Financial, Inc., Trinity Airweights, LLC and Computerized Healthcare, Inc.

         Julia B. North. Ms. North, age 53, has served as a director for us since October 1997. Ms. North served as President and Chief Executive Officer of VSI Enterprises, Inc. from October 1997 until her resignation on June 11, 1999. Ms. North served in various capacities with BellSouth Corporation from 1972 to October 1997, including as President of its Consumer Services Division. Ms. North is a director of WinnDixie Stores, Inc., a food retailer, and MAPICS, Inc., a global developer of extended enterprise applications. Ms. North received a bachelors degree in mathematics from Baylor University and a Masters from the Massachusetts Institute of Technology in Management of Technology.

         Edward S. Redstone. Mr. Redstone, age 72, has served as a director for us since July 1996. Mr. Redstone has been a private investor since 1994. From 1984 to 1994, he served as Chairman of the Board of Martha's Vineyard National Bank. Mr. Redstone was a co-founder of National Amusements, which, among other things, is the controlling stockholder of Viacom. Mr. Redstone also founded First Bancorporation. Mr. Redstone is a graduate of Colgate University and the Harvard Graduate School of Business Administration, where he received his MBA.

         Dallas S. Clement. Mr. Clement, age 35, has served as a director for us since April 2001. Mr. Clement, 35, has served as Senior Vice President, Strategy and Development of Cox Communications, Inc. ("Cox") since August 2000. Prior to that, he served as Vice President and Treasurer of Cox from January 1999 to July 2000. Mr. Clement joined Cox in 1990 as a Policy Analyst and was promoted to Manager of Investment Planning in January 1993, Director of Finance in 1994, and Treasurer in 1996. From April 1995 to December of 1996, Mr. Clement served as Assistant Treasurer for Cox Enterprises, Inc. and Cox. Prior to joining Cox, Mr. Clement held analyst positions with Merrill Lynch and the Program on Information Resources Policy. Mr. Clement serves as a director of Lightspan, Inc. A graduate of Harvard College with an A.B. in applied mathematics and economics, Mr. Clement also holds a M.S. in engineering-economic systems from Stanford. University.

         Richard W. Egan. Mr. Egan, age 35, has served as a director and our Chief Executive Officer since May 18, 2000. Mr. Egan joined us in June 1995 and served as National Account Manager until July 1996 when he took over the position of Regional Sales Director. From February 1998 to June 1999, he served as Executive Vice President of Sales. In June 1999, he was appointed President of Videoconferencing Systems, Inc. Mr. Egan is a graduate of the Georgia Institute of Technology with a degree in industrial and systems engineering.

         There are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders are also required to provide us with copies of all forms they file under this regulation. To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied.

         Although it is not our obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all Section 16 reporting persons to report monthly to our Chief Financial Officer as to whether any transactions in our securities occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         During the year ended December 31, 2000, the Board of Directors held 10 meetings and acted by unanimous written consent on five other occasions during 2000. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

         The Executive Committee presently consists of Larry M. Carr and Edward
S. Redstone. The Executive Committee exercises the authority of the Board of Directors in accordance with our By-laws between meetings of the Board. The Executive Committee did not hold meetings during the year ended December 31, 2000.

         The Audit Committee presently consists of Julia B. North, Edward S. Redstone and Dallas S. Clement. The Audit Committee has been assigned the following principal functions:

         -        recommending the independent auditors

         - reviewing and approving the annual report of the independent auditors

         -        approving the annual financial statements

         - reviewing and approving summary reports of the auditors' findings and recommendations.

The Audit Committee did not hold meetings during the year ended December 31, 2000.

         The Compensation Committee presently consists of Larry M. Carr (Chairman), Edward S. Redstone and Julia B. North. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine awards payable under our incentive compensation plan. The Compensation Committee met once during the year ended December 31, 2000.

         The Stock Option Committee presently consists of Edward S. Redstone (Chairman) and Larry M. Carr. The Stock Option Committee has been assigned the functions of administering our Stock Option Plans and Employee Stock Purchase Plan and granting options thereunder. The Stock Option Committee held (5) meetings during the year ended December 31, 2000.

AUDIT COMMITTEE REPORT

         We have reviewed and discussed our audited financial statements for the year ended December 31, 2000 with management and have discussed with Grant Thornton LLP, certified public accountants, the independent auditors and accountants for us, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         We have received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Grant Thornton LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         Edward S. Redstone and Julia B. North comprised the Audit Committee at the time of filing of the Annual Report on Form 10-K. Subsequent to the filing, Mr. Clement was appointed as a director and appointed as a member of the Audit Committee. Messrs. Redstone and Clement and Ms. North are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

         The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Mr. Edward S. Redstone
Ms. Julia B. North


                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                         AGE                    POSITION HELD
----                         ---                    -------------
Richard W. Egan               35                    Chief Executive Officer
Richard C. Mays               44                    Vice President and Chief Technical Officer
Robert W. Morris              58                    Chief Financial Officer and Secretary
Kenneth A. Oberkofler         38                    Vice President of Sales - Simtrol Software, Inc.
Mark Scovel                   40                    President - Quality Software Associates, Inc. and Vice
                                                    President of Control Systems

         Executive officers are chosen by and serve at the discretion of our Board of Directors. Executive officers will devote their full time to our business and affairs.

         Richard W. Egan.  Described in "Agenda Item One, Election of Directors"

         Richard C. Mays. Mr. Mays joined us in April 1993 and, since February 1, 1998, has served as Vice President and Chief Technical Officer. From April 1993 until September 1994, he served as Lead Software Engineer, and from September 1994 until April 1996 as Software Development Manager. Mr. Mays is also President of ACIS, Inc., the owner of the "CycleFree(TM)" software patent used in our products. Mr. Mays received his degree in mechanical engineering from Purdue University.

         Robert W. Morris. Mr. Morris joined us in July 2000 and since that time has served as Chief Financial Officer and Secretary. From January 1997 until July 2000 he served as an independent financial consultant. From June 1990 to January 1997 he served as a division president, Chief Financial Officer and Secretary of Zemex Corporation. Mr. Morris received a bachelor's degree in accounting from the University of Cincinnati and an MBA from Xavier University.

         Kenneth A. Oberkofler. Mr. Oberkofler joined us in 1987 and has served us as National Account Manager from November 1993 until July 1998. He served as Director of Sales from July 1998 to December 1999. From January 2000 until September 2000 he served as Vice President - VSI Direct and since April 2001 has served as Vice President of Sales of our subsidiary, Simtrol Software, Inc.
Mr. Oberkofler received his degree in industrial and systems engineering from the Georgia Institute of Technology.

         Mark Scovel. Mr. Scovel joined us in March 2001 after our acquisition of Quality Software Associates, Inc. ("QSA"). Mr. Scovel currently serves as President of our QSA subsidiary and our Vice President of Control Systems. Mr. Scovel has been President of QSA since its founding in January 1993. Mr. Scovel has previously served as Senior Software Engineer at Bird Products, Cymbolic Sciences and Beckman Investments, Inc. Mr. Scovel received a B.S. in computer science from the California State University, Fullerton.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                                                 LONG TERM
                                                                          ANNUAL COMPENSATION                  COMPENSATION
                                                          -----------------------------------------------      ------------
                                                                                                                 NUMBER OF
                                                                                                                OPTIONS OR
                                                                                             OTHER ANNUAL        WARRANTS
NAME AND PRINCIPAL POSITION                 YEAR           SALARY               BONUS        COMPENSATION        AWARDED
--------------------------------------      ----          --------             --------      ------------        ---------
Richard W. Egan.......................      2000          $127,765(2)          $ 10,421        $    205           150,000
Chief Executive Officer(1)                  1999           127,701(2)             1,058              --            28,751
                                            1998           132,535(2)               769              --            25,000

Richard E. Harrison...................      2000          $106,400             $     --        $     --                --
Interim Chief Executive Officer(3)          1999           163,200                   --          20,000           300,000


Richard C. Mays.......................      2000          $104,695             $ 15,941        $    170            45,000
Vice President and Chief                    1999            88,846                5,800              --            50,000
Technical Officer                           1998            77,716                3,247              --            12,500

Kenneth A. Oberkofler.................      2000          $163,645(5)          $    787        $     --            50,000
Vice President of Sales - Simtrol           1999           235,229(5)                --              --                --
Software, Inc.(4)                           1998           162,918(5)               625              --                --

         ---------------------------

         (1)      Mr. Egan was named Chief Executive Officer on May 18, 2000.

         (2) Includes sales commissions of $53,995 in 1998, $31,432 in 1999 and $1,377 in 2000.

         (3) Mr. Harrison served as our Interim Chief Executive Officer from June 1999 to May 2000. The amount of salary paid during 2000 to Mr. Harrison represents consulting fees paid to an entity of which Mr. Harrison was an owner and employee. We did not pay any direct compensation to Mr.

                  Harrison during 2000. The $20,000 set out under Other Annual Compensation in 1999 is for consulting services rendered prior to May 1999.

         (4) Mr. Oberkofler was named Vice President of Sales - Simtrol Software, Inc on April 2, 2001.

         (5) Includes sales commissions of $107,726 in 1998, $168,989 in 1999 and $47,843 in 2000.

DIRECTORS' FEES

         Our present policy does not provide for any cash compensation to directors who also serve as our employees for their services as directors. Each of our non-employee directors receives an automatic grant of options to purchase 3,750 shares of common stock on each January 5. See "Agenda Item Three-Proposal to Amend our 1991 Stock Option Plan." Each of our non-employee directors also receives $500 for each Board meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties.

         In addition, all new non-employee directors receive a onetime grant of an option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Larry M. Carr, Edward S. Redstone and Julia B. North. None of the members of the Compensation Committee served as an officer or employee of VSI or any of our subsidiaries during 2000. Except as set forth below, there were no material transactions between us and any of the members of our Compensation Committee during 2000.

STOCK OPTION PLAN

         In 1991, by action of our Board of Directors, we adopted the 1991 Stock Option Plan (the "1991 Plan") for our officers, directors and employees and those of our wholly owned subsidiaries. The 1991 Plan was approved by our shareholders on October 10, 1991. In July 1992, the 1991 Plan was amended to, among other things, provide for the automatic grant of options to our non-employee directors, to increase the number of shares of common stock available for grant thereunder and to expand the class of persons eligible to receive options under the 1991 Plan to include employees of our majority-owned subsidiaries. In November 1993, the 1991 Plan was further amended to expand the class of persons eligible to receive options under the 1991 Plan and to increase the number of shares of common stock available for grant thereunder. The 1991 Plan, as amended by our shareholders on May 19, 1998, provides for the grant of options to purchase up to an aggregate of 3,662,057 shares of our common stock. Under the terms of the 1991 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of common stock to our officers, directors and employees and those of our subsidiaries.

                  The following table provides certain information concerning individual grants of stock options under our 1991 Stock Option Plan made during the year ended December 31, 2000 to the Named Executive Officers:

                                                INDIVIDUAL GRANTS
                           ------------------------------------------------------------
                                            % OF TOTAL                                          POTENTIAL REALIZABLE VALUE
                                             OPTIONS                                            AT ASSUMED ANNUAL RATES OF
                                            GRANTED TO   EXERCISE OR                           STOCK PRICE APPRECIATION FOR
                           OPTIONS          EMPLOYEES     BASE PRICE                                 OPTION TERM(1)
                           GRANTED          IN FISCAL       ($ PER           EXPIRATION   -------------------------------------
NAME                         (#)              YEAR          SHARE)              DATE          5%                         10%
---------------------      -------          ----------   -----------         ----------   ---------                  ----------
Richard E. Egan            75,000(2)          9.94%       $    0.47           01/05/06    $   9,739                  $   21,520
Richard E. Egan            75,000(3)          9.94%            4.00           12/31/10      165,398                     407,384
Richard C. Mays            45,000(4)          5.96%            4.00           12/31/10       99,239                     244,431
Kenneth A. Oberkofler       5,000(5)          0.06%            0.47           01/04/10        1,296                       3,191
Kenneth A. Oberkofler      45,000(4)          5.96%            4.00           12/31/10       99,239                     244,431

         (1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

         (2) Options vest as follows: 25,000, 25,000 and 25,000 on January 4, 2001, 2002 and 2003.

         (3) Options vest as follows: 25,000, 25,000 and 25,000 on December 31, 2001, 2002, and 2003.

         (4) Options vest as follows: 15,000, 15,000 and 15,000 on December 31, 2001, 2002, and 2003.

         (5) Options vest as follows: 1,666, 1,667 and 1,667 on January 4, 2001, 2002 and 2003.

         The following table provides certain information concerning the value of unexercised warrants and unexercised options held by the Named Executive Officers under our Stock Option Plans as of December 31, 2000. No options or warrants were exercised by any of the Named Executive Officers during 2000.

                                                  NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED IN-THE-MONEY
                                                 OPTIONS OR WARRANTS AT               OPTIONS AND WARRANTS AT FISCAL YEAR
                                                     FISCAL YEAR END                                END(A)
                                            ----------------------------------        -----------------------------------
NAME                                        EXERCISABLE          UNEXERCISABLE        EXERCISABLE           UNEXERCISABLE
-----------------------------------         -----------          -------------        -----------           -------------
Richard W. Egan....................            51,668                150,000            $20,038                $44,250
Richard C. Mays....................            61,019                 45,000             36,011                      0
Kenneth A. Oberkofler..............             3,894                 50,000                 64                  2,950

----------------------------

(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year-end ($1.06 per share) and the exercise price of the options.

                              CERTAIN TRANSACTIONS

         Reference is made to "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" for information regarding certain transactions between us and each of Larry M. Carr and Edward S. Redstone, our directors, during fiscal 2000.

         On August 31, 1999, VSI restructured its debt with Thomson Kernaghan & Co., Ltd. ("Kernaghan"), which totaled $1,089,750 at August 31, 1999. VSI made a cash payment of $150,000 at closing, and the remaining balance was exchanged for a 7% Secured Convertible Debenture, with a one year term (the "Debenture"). The Debenture was repaid in March 2000.

         As part of closing the Kernaghan transaction, $1,213,000 of the Company's 18-month term notes due March 31, 2000 were converted into 195,099 shares of Eastern Telecom common stock which were owned by VSI, representing a 19.5% minority interest in Eastern Telecom. In addition, $1,040,000 of new capital was raised by selling a 16.0% minority interest in Eastern Telecom. The consideration received for the sale of shares of common stock of Eastern Telecom was based on an internal valuation of Eastern Telecom. VSI sold the remaining 64.5% majority ownership interest in Eastern Telecom during 2000.

         Participants in the term note conversion and new equity participants also received 1,098,492 and 396,497 warrants to acquire shares of VSI common stock at an exercise price of $0.50 and $1.00 per share, respectively.

         In connection with the above-described transactions, an aggregate of 255,480 shares of Eastern Telecom common stock were sold to affiliates of VSI, as follows:

                                                           ETI SHARES ISSUED IN              ETI SHARES ISSUED
       NAME                         TITLE                 EXCHANGE FOR TERM NOTES              FOR NEW EQUITY
Richard A. Harrison           Former CEO                              --                           76,923

Richard Egan                  CEO and Director                     1,613                               --

Edward S. Redstone            Director                            32,265                           76,923

Larry M. Carr                 Director                            64,530                               --

Julia B. North                Director                             1,613                               --

Harlan D. Platt               Former Director                      1,613                               --

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the our common stock against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Electronics Components Stock Index for the period commencing on December 31, 1995 and ending December 31, 2000 (the "Measuring Period"). The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1995. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. We have not paid any cash dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              VSI ENTERPRISES, INC., NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

---------------------------------------------------------------------------------------------
                                        DEC 95   DEC 96   DEC 97    DEC 98    DEC 99   DEC 00
---------------------------------------------------------------------------------------------
VSI ENTERPRISES, INC.                    100       56       33         7         3        6
---------------------------------------------------------------------------------------------
NASDAQ US                                100      123      151       212       394      237
---------------------------------------------------------------------------------------------
NASDAQ ELECTRONICS COMPONENTS            100      111      183       214       178      138
---------------------------------------------------------------------------------------------


       ASSUMES $100 INVESTED ON DECEMBER 31, 1995 IN VSI ENTERPRISES, INC.
                   COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During the year ended December 31, 2000, the Compensation Committee of the Board of Directors was comprised of three non-employee members of the Board. The Compensation Committee is responsible for:

         -        setting our compensation philosophy and policies;

         - setting the terms and the administration of compensation plans for our officers;

         - review and approval of pay recommendations for our executive officers; and

         -        initiation of all compensation actions for our Chief Executive
                  Officer.

         Our compensation policies have been designed to align the financial interests of our management with those of our stockholders, and reflect our nature by taking into account our operating environment and the expectations for growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, discretionary performance bonus and stock options. We do not currently provide executive officers with other long-term incentive compensation aside than the ability to contribute their earnings to our 401(k) Plan.

         The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock options. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other elements of our compensation program at conservative levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

         At least annually, the Compensation Committee reviews salary recommendations for our executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his or her past performance and its expectation as to his future performance in leading us forward. Generally, such salaries have been below levels paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

         The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in our revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

         Stock options represent a substantial portion of compensation for our executive officers, including our Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if our stock price increases. Generally, option grants vest in equal amounts over a period of three years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by us at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with us and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' personal interests with those of our stockholders, since the ultimate value of such compensation is linked directly to stock price.

         In the year ended December 31, 2000, we granted: our Chief Executive Officer Richard W. Egan options to purchase shares of our common stock; our Chief Financial Officer Robert W. Morris options to purchase share of our common stock; our Vice President of Sales Kenneth Oberkofler options to purchase shares of our common stock; and our Chief Technical Officer Richard C. Mays options to purchase shares of our common stock. We also granted options to certain other persons who are not executive officers.

         The Compensation Committee continually evaluates our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance as a company, it continues to examine what modifications, if any, should be implemented to further link executive compensation with our performance as a company and the executive's individual performance.

                                  Larry M. Carr, Chairman
                                  Edward S. Redstone
                                  Julia B. North

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                                 AGENDA ITEM TWO
                              PROPOSAL TO AMEND THE
                         CERTIFICATE OF INCORPORATION TO
                            CHANGE OUR CORPORATE NAME

         The Board of Directors has approved, and is recommending to the shareholders for approval at the meeting, an amendment to Article I of our Certificate of Incorporation to change our corporate name to Simtrol, Inc. Our Board of Directors believes that the proposed name change is in its best interests as well as that of our shareholders as we change our focus from a supplier of videoconferencing equipment and software to a supplier of software systems based on our new "Ongoer" product line. The full text of the proposed amendment to the Certificate of Incorporation is set forth below.

         If the shareholders approve this proposal, Article I of our Certificate of Incorporation will be amended to read in its entirety as follows:

                                "Article I. Name

         The name of the Corporation is Simtrol, Inc."

         There are no other changes being made to our Certificate of Incorporation. If the proposal to amend our Certificate of Incorporation to change the corporate name is approved by the shareholders, the amendment to change our corporate name will be effective upon the close of business on September 30, 2001.

         In connection with this corporate name change, the corporate name of our wholly-owned subsidiary, presently named Simtrol, Inc. will be changed to Simtrol Software, Inc., also effective upon the close of business on September 30, 2001.

         THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION CHANGING OUR CORPORATE NAME.

                                AGENDA ITEM THREE
                    PROPOSAL TO AMEND 1991 STOCK OPTION PLAN

GENERAL

         We have, by action of our Board of Directors, adopted the 1991 Stock Option Plan (the "1991 Plan") for officers, directors, employees and consultants or of a wholly-owned subsidiary. The 1991 Plan was approved by shareholders on October 10, 1991. The purpose of the 1991 Plan is to serve as an incentive and to encourage stock ownership by our directors, officers and employees. The
Board of Directors believes that the 1991 Plan promotes VSI's personal interest by allowing such persons to continue to share in our success and encourages them to remain in our service. Under the 1991 Plan, we may grant incentive stock options as defined in Section 422 of the Code or non-qualified stock options.

         The 1991 Plan provides for the grant of options to purchase up to an aggregate of 3,662,057 shares of our $0.001 par value common stock. Under the terms of the 1991 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of common stock to our officers, directors and employees.

         As of March 28, 2001, we had granted options to purchase shares of common stock pursuant to the 1991 Plan as follows: (1) each Named Executive Officer (Richard W. Egan: 206,250 shares; Richard E. Harrison: 0 shares; Richard
C. Mays: 110,186 shares; and Kenneth A. Oberkofler: 53,894 shares); (2) all current executive officers as a group: 539,330 shares; (3) all current directors who are not executive officers as a group: 188,750 shares; (4) each nominee for election as a director (Dallas S. Clement: 5,000 shares, Larry M. Carr: 118,750 shares; Julia B. North: 45,000 shares; Edward S. Redstone: 20,000 shares; and Richard W. Egan: 206,250 shares); and (5) all employees, including all current officers who are not executive officers, as a group: 420,202 shares.

DESCRIPTION OF PROPOSED AMENDMENT

         On April 23, 2001, our Board of Directors adopted an amendment to the 1991 Plan, as more fully described below. The Board of Directors recommends that shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the amendment to the 1991 Plan.

         The proposed amendment to the 1991 Plan would grant to our non-employee directors, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an option under the 1991 Plan to purchase 15,000 shares of common stock on each January 5, at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant and thereafter until the date which is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 1991 Plan. Options granted to non-employee directors under the 1991 Plan will in all respects conform to the terms of the 1991 Plan.

DESCRIPTION OF 1991 PLAN

         Effective Date. The effective date of the 1991 Plan is August 14, 1991. The 1991 Plan shall remain in effect until all shares subject to or which may become subject to the 1991 Plan shall have been purchased pursuant to options granted under the 1991 Plan, provided that options under the 1991 Plan must be granted within ten (10) years from the effective date.

         Shares Reserved for the 1991 Plan. The shares of our common stock to be sold to officers, directors and employees under the 1991 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1991 Plan is currently 3,662,057. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the 1991 Plan.

         In the event of a subdivision or combination of our shares, the maximum number of shares that may thereafter be issued and sold under the 1991 Plan and the number of shares under option shall be proportionately increased or decreased, the terms relating to the price at which shares under option will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In the case of a reclassification or other change in the Company's shares, the Board of Directors will also make appropriate adjustments.

         Persons Eligible to Participate in the 1991 Plan. Under the 1991 Plan, options may be granted only to those persons who are officers, directors or employees of VSI or of a subsidiary of VSI. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Stock Option Committee shall take into account the duties of the respective officers, directors and employees, their present and potential contributions to our success or of a subsidiary of ours, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the 1991 Plan.

         Administration of the 1991 Plan. The 1991 Plan is administered by the Stock Option Committee (the "Committee") appointed by our Board of Directors from among its members. Such Committee shall consist of not less than three of the members of the Board of Directors who shall serve at the pleasure of the Board.

         Subject to the provisions of the 1991 Plan, the Committee has the authority to administer the 1991 Plan, to select those persons to whom options will be granted, to determine the terms and provisions of the respective stock option agreements with optionee, including the number of shares to be optioned to each such person, and to interpret, construe and implement the provisions of the 1991 Plan.

         Exercise Price, Terms of Exercise and Payment For Shares. All Options. Each option granted under the 1991 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option period and any vesting requirements.

         Stock purchased pursuant to an Option Agreement shall be paid for in accordance with the terms and conditions set forth in the Option Agreement. The terms and conditions of payment may vary with respect to each optionee. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares.

         It is intended that funds received by us from the exercise of options will be added to our general working capital and used for general corporate purposes. Shares of our common stock received in payment for the exercise price of options may be, at the discretion of the Board of Directors, either held as treasury shares or retired and returned to authorized but unissued status.

         Incentive Stock Options. The exercise price of incentive stock options granted under the 1991 Plan will be determined by the Committee, but in no event shall such price be less than 100% of the fair market value of the stock on the date of the grant of the option. In no event may incentive stock options be exercised later than ten (10) years from the date of grant of the option.

         Notwithstanding the foregoing, an optionee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("10% Owner") may not be granted an incentive stock option at less than 110% of the fair market value of the common stock on the date the option is granted. Any incentive stock option granted to a 10% Owner must by its terms be exercisable within five (5) years from the date it is granted.

         The aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all of our incentive stock option plans) shall not exceed $100,000.

         Automatic Grant of Options to Non-Employee Directors. The 1991 Plan grants to our non-employee directors, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an option to purchase 5,000 shares of common stock on the date such non-employee director first becomes a member of the Board of Directors, at an exercise price equal to the fair market value of such stock on the date of grant. In addition, the 1991 Plan grants to our non-employee directors, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an option under the 1991 Plan to purchase 3,750 shares of common stock on each January 5, at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant and thereafter until the date which is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 1991 Plan. Options granted to non-employee directors under the 1991 Plan conform in all respects to the terms of the 1991 Plan.

         Termination of Employment, Assignment and Other Limitations. In the event that an optionee during his or her lifetime ceases to be an officer, director or employee of VSI or any subsidiary of ours for any reason other than death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment shall expire on the date which is three (3) months following the date the optionee ceases to be an officer, director or employee of VSI or of a subsidiary of ours. In the event of the death or total disability of an optionee while he is an officer, director or employee of VSI or of a subsidiary of ours, the option may be exercised (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will or by his personal representative or representatives at any time within one year after death or total disability.

         No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or her.

         An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares. Except as otherwise specifically provided in the 1991 Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         Adjustment of Shares. In the event that dividends are payable in our common stock or in the event there are splits, subdivisions or combinations of shares of our common stock, the 1991 Plan provides that a proportionate adjustment will be made in the number of shares available for option under the 1991 Plan, and, as to options then outstanding, a proportionate adjustment to the number of shares subject to the option and to the purchase price per share.

         After any merger of one or more corporations into VSI, any merger of VSI into another corporation, any consolidation of VSI and one or more corporations, or any other corporate reorganization of any form involving VSI as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares, each optionee shall, at no additional cost, be entitled, upon any exercise of his option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the option shall then be so exercised, the number and class of shares of stock or other securities or any other property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or other reorganization if, at the time of the merger, consolidation or other reorganization, the optionee had been a holder of record of the number of shares equal to the number of shares as to which the option shall then be so exercised.

         In the event of (1) the adoption of a plan of merger or consolidation of VSI with any other corporation as a result of which the holders of our shares as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (2) the adoption of a plan of liquidation or the approval of the dissolution of VSI, (3) the approval by the Board of Directors of an agreement providing for the sale or transfer of substantially all of our assets, or (4) the acquisition of more than 20% of the outstanding shares by any person, in the absence of a prior expression of approval of the Board of Directors, any option granted under the 1991 Plan shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to option and the option price, and shall remain exercisable for the remaining term of the option, regardless of any provisions contained in the Option Agreement with respect thereto limiting the exercisability of the option for any length of time, subject to all of the terms of the 1991 Plan and of the Option Agreement with respect thereto not inconsistent with the 1991 Plan. Notwithstanding the foregoing, if a successor corporation, as contemplated in clause (1) or (3) of the preceding sentence, agrees to assume the outstanding options or to substitute substantially equivalent options, then the outstanding options issued under the 1991 Plan shall not be immediately exercisable, but shall remain exercisable in accordance with the terms set out in the Option Agreement.

         Amendment and Termination of the 1991 Plan. The Board of Directors may at any time and from time to time terminate, modify or amend the 1991 Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the number of shares for which options may be granted under the 1991 Plan, (2) modify the requirements as to eligibility for participation, (3) increase the benefits accruing to eligible officers, directors and employees,
(4) remove the administration of the 1991 Plan from the Committee, (5) reduce the amount of any benefit or adversely change the terms and conditions thereof, or (6) cause incentive stock options issued under the 1991 Plan to fail to meet the requirements for incentive stock options under Section 422 of the Code or any subsequent Code sections with respect to incentive stock options.

         The termination or any modification or amendment of the 1991 Plan shall not, without the consent of an optionee, affect his or her rights under an option or right previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the 1991 Plan. Without employee consent the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that options granted thereunder shall comply with the appropriate provisions of the Code, and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. All incentive options granted or to be granted under the 1991 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (a)      gain on the sale or other disposition; or

         (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

         The 1991 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee.
Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to us shares of our common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

         Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

         At present, the maximum tax rate on capital gains is 20% for assets held for more than 18 months and 28% for assets held for more than 12 months but not more than 18 months, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         In general, an option granted under the 1991 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

         Non-Qualified Stock Options. All options granted or to be granted under the 1991 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         A participant in the 1991 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1991 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of ours are actively traded on an established market. We presently have no such actively traded options.

         Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The 1991 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         General. The 1991 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1991 Plan and does not purport to be a complete description of all federal income tax aspects of the 1991 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1991 Plan and the sale or other disposition of shares acquired upon exercise of the options.

         THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1991 PLAN.

                                AGENDA ITEM FOUR
                              SELECTION OF AUDITORS

         We have appointed the accounting firm of Grant Thornton LLP as our independent auditors to review and audit our financial statements for the year ending December 31, 2001. A resolution to ratify the appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we may reconsider our selection of Grant Thornton LLP.

         A representative of Grant Thornton LLP is expected to be present at the meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

         Even if such selection of Grant Thornton LLP is ratified, the board of directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board feels that such change would be in the best interests of the company and its stockholders.

         Grant Thornton LLP has served as our independent auditors since January 5, 1999.

ENGAGEMENT OF GRANT THORNTON LLP

         On January 5, 1999, we dismissed our independent auditors, Arthur Andersen LLP, and on the same date we authorized the engagement of the firm of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 1998. Each of these actions was approved by our Board of Directors.

         We engaged Arthur Andersen LLP as our independent auditor on October 16, 1997 and they only reported on our consolidated financial statements for the fiscal year ended December 31, 1997. The report of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended December 31, 1997 did not contain any adverse opinions or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audit of the fiscal year ended December 31, 1997 and for the unaudited interim period through January 5, 1999, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal year ended December 31, 1997 and the unaudited interim period through January 5, 1999, neither us nor any of our representatives sought the advice of Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, which advice was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

         In connection with the audit of the fiscal year ended December 31,1997 and the unaudited interim period through January 5, 1999, Arthur Andersen LLP did not advise us that (i) the internal controls necessary for us to develop reliable financial statements did not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to Arthur Andersen LLP's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Arthur Andersen LLP to be unwilling to rely on management's representations or be associated with our financial statements, and due to Arthur Andersen LLP's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to Arthur Andersen LLP's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Arthur Andersen LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Arthur Andersen LLP's dismissal, the issue has not been resolved to Arthur Andersen LLP's satisfaction prior to its dismissal.

         Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000 and the review of the financial statements included in the Company's Form 10-Qs for that year were $66,500.

         Financial Information Systems Design and Implementation Fees. During 2000, Grant Thornton LLP did not perform any services with regard to financial information systems design and implementation.

         All Other Fees. The aggregate fees for non-audit services provided in 2000 by Grant Thornton LLP were $32,804.

         The Audit Committee does not believe that the provision of the non-audit services to be incompatible with maintaining the independence of Grant Thornton.

                           ANNUAL REPORT ON FORM 10-K

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to our Investor Relations Department, 5801 Goshen Springs Road, Norcross, Georgia 30071. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                           INCORPORATION BY REFERENCE

         The following portions of our Annual Report to Shareholders for the year ended December 31, 2000, which accompanies this Proxy Statement, are incorporated by reference herein: (i) our consolidated financial statements as of December 31, 2000, 1999 and 1998 and for the years ended December 31, 2000, 1999, and 1998; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations.

SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at our 2002 annual meeting must be received at our principal executive offices by January 13, 2002 in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in our best interest and in the best interest of our shareholders.


                                       By Order of the Board of Directors,



                                       Larry M. Carr, Chairman of the Board

Norcross, Georgia
______________, 2001

APPENDIX A

                              VSI ENTERPRISES, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and the stock market on which its shares are traded. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor of the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.       Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         a. Any difficulties encountered in the course of the audit work including any restrictions on the scope of activities or access to required information.

         b. Any changes required in the planned scope of the internal audit.

         c. The internal audit department responsibilities, budget and staffing.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

18. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations.

                              VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Richard W. Egan and Robert W. Morris or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of VSI Enterprises, Inc. to be held on June 13, 2001, at 9:00 a.m. at the Treasure Island at the Mirage Hotel, Las Vegas, Nevada, and any adjournments or postponements thereof:

         1. To elect five (5) directors to the Board of Directors to serve for terms of one year until their successors are elected and qualified.

         [  ]  FOR all nominees listed below                 [  ]  WITHHOLD AUTHORITY
               (except as marked to the contrary                   to vote for all nominees listed
               below)                                              below

         Larry M. Carr, Julia B. North, Edward S. Redstone, Dallas S. Clement and Richard W. Egan


         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

         -----------------------------------------------------------------------

         2. To consider and act upon the proposal to amend the Company's Certificate of Incorporation to change the Company's name to Simtrol, Inc. effective September 30, 2001.

         FOR [  ]                     AGAINST [  ]               ABSTAIN [  ]

         3. To consider and act upon the proposal to amend the Company's 1991 Stock Option Plan.

         FOR [  ]                     AGAINST [  ]               ABSTAIN [  ]

         4. To ratify the selection of Grant Thornton LLP as independent auditors for 2001.

         FOR [  ]                     AGAINST [  ]               ABSTAIN [  ]

         5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEES LISTED AND THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                    Please date and sign this Proxy exactly as name(s) appears on the mailing label.

                                    -------------------------------------------
                                    -------------------------------------------

                                    Print Name(s):
                                                  -----------------------------

                                    NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                                    Dated:
                                          -------------------------------------